POWER OF ATTORNEY

     Know all by these presents, that the undersigned hereby constitutes and appoints Robert K. Reeves, Linda A. Mansker, Amanda M.McMillian, Anne V. Bruner and Philip H. Peacock, signing singly, the undersigned's true and lawful attorney-in-fact to:

     1. execute for and on behalf of the undersigned, in the undersigned's capacity as a director, officer, 10% owner or person otherwise required to file, with respect to Western Gas Partners, LP (the "Company"), Forms ID, 3, 4 and 5, pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules thereunder, and Form 144, pursuant to Rule 144 under the Securities Act of 1933, as amended (the "Securities Act"), and the rules thereunder, if required; and

     2. do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, Form 4, Form 5 or Form 144 and timely file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

     3. take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in- fact, may be of benefit to in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

         The undersigned hereby grants such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16(a) of the Exchange Act or Rule 144 of the Securities Act.

     This Power of Attorney shall remain in full force and effect until the undersigned is no longer a director of the Company unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact; provided, however, this Power of Attorney will expire immediately upon the termination of employment of any attorney-in-fact as to that attorney-in-fact only, but not as to any other appointed attorney-in-fact hereunder.

     IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 25th day of February, 2013.


ANADARKO PETROLEUM CORPORATION
ANADARKO HOLDING COMPANY
ANADARKO E&P ONSHORE LLC
ANADARKO MARCELLUS MIDSTREAM, L.L.C.
WESTERN GAS RESOURCES, INC.

       /s/ Robert K. Reeves
-----------------------------------
By:    Robert K. Reeves
Title: Senior Vice President


WESTERN GAS EQUITY HOLDINGS, LLC

       /s/ Philip H. Peacock
-----------------------------------
By:    Philip H. Peacock
Title: Vice President, General Counsel and Corporate Secretary


WESTERN GAS EQUITY PARTNERS, LP

       By:  WESTERN GAS EQUITY HOLDINGS, LLC

                /s/ Philip H. Peacock
           ---------------------------------
           Philip H. Peacock
           Vice President, General Counsel and Corporate Secretary